Exhibit No. (3)f

BY-LAWS

OF

KIMBERLY-CLARK PHC INTERNATIONAL, INC.

(a Delaware corporation)

(i)

(ii)

(iii)

BY-LAWS

OF

KIMBERLY-CLARK PHC INTERNATIONAL, INC.

ARTICLE 1

OFFICES

Section 1. Registered Office. The registered office of the corporation shall be located at 1209 Orange Street in the City of Wilmington, County of New Castle, state of Delaware, and the name of the registered agent in charge thereof shall be The Corporation Trust Company.

Section 2. Other Offices. The corporation may have offices in addition to its registered office at such places, both within and without the State of Delaware, as the Board of Directors may determine or the business of the corporation may require. The books of the corporation may be kept outside the State of Delaware.

ARTICLE 2

MEETINGS OF STOCKHOLDERS

Section 1. Place of Meeting. All meetings of the stockholders of the corporation shall be held at such date, time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Annual Meeting. Annual meetings of stockholder shall be held at the offices of the corporation located in Roswell, Georgia at 10:00 a.m. local time on the third Thursday in April of each year, or at such other place, time and day as may be fixed by the Board of Directors. At such annual meetings the stockholders shall elect by a plurality vote directors of the corporation, and shall transact such other business as may properly be brought before the meeting.

Section 3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the President, such other officer as determined by the Board of Directors, or by order of the Board of Directors, and shall be called by the President or the Secretary at the request in writing of a majority of the Board of Directors or of stockholders owning a majority of the voting power of the issued and outstanding capital stock of the corporation. Such request shall state the purpose or purposes of the proposed meeting; provided, however, that any business that is properly brought before any such meeting may be transacted at such meeting.

Section 4. Notice of Meeting. Written notice of an annual or special meeting of stockholders stating the place, date and time of the meeting, and the purpose or purposes for which the meeting is called, shall be given to each stockholder of record entitled to vote at such meeting not less than one nor more than 60 days before the date of the meeting. Notice of meeting may be given by first class United States mail or other reasonable means of delivery.

Section 5. Adjourned Meeting. When a meeting of stockholders is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the stockholders may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting (containing the information required by Section 4 of this Article 2) shall be given to each stockholder of record entitled to vote at the meeting.

Section 6. Conduct of Meeting. At each meeting of the stockholders, the President, or if he shall be absent therefrom, another officer of the corporation chosen as chairman of such meeting by the holders of a majority of the voting power of the issued and outstanding capital stock of the corporation entitled to vote thereat, or if all the officers of the corporation shall be absent therefrom, a stockholder holding of record shares of capital stock of the corporation so chosen, shall act as chairman of the meeting and preside thereat. The Secretary, or if he shall be absent from such meeting, the person whom the chairman of such meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof. The order of business at each meeting of stockholders shall be determined by the chairman of such meeting, but such order of business may be changed by the vote of the holders of a majority of the voting power of the issued and outstanding capital stock of the corporation present in person or by proxy at such meeting and entitled to vote thereat. The chairman shall have the authority to conduct such meeting in a manner that maintains the decorum of such meeting and provides for the orderly transaction of business.

Section 7. Quorum. At all meetings of stockholders, the holders of a majority of the voting power of the issued and outstanding capital stock of the corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business, except as otherwise provided by statute or the certificate of incorporation. However, if such quorum shall not be present or represented at a meeting of the stockholders, the chairman of such meeting or the holders of a majority of the voting power of the capital stock of the corporation entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting originally called.

Section 8. Voting. Unless otherwise provided in the certificate of incorporation or in any certificate of designation, preferences, rights and limitations pursuant to which any shares of the capital stock of the corporation are issued, each stockholder shall at every meeting of stockholders be entitled to one vote in person or by proxy for each share of the capital stock of the corporation having voting power held by such stockholder. No proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. Except where the transfer books of the corporation have been closed or a date has been fixed as a record date for the determination of stockholders entitled to vote, no share of capital stock shall be voted at any election for directors which has been transferred on the books of the corporation within 10 days next preceding such election of directors. When a quorum is present at any meeting, the vote of the holders of a majority of the voting power of the capital stock of the corporation, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which by law or the certificate of incorporation a different vote is required, in which case such provision shall govern and control the decision of such question. No vote upon any matter, except the amendment of the certificate of incorporation, is required to be by ballot unless demanded by the holders of at least 10% of the voting power of the issued and outstanding capital stock of the corporation present in person or represented by proxy and entitled to vote at the meeting. A telegram or other electronic transmission which contains the information required to be set forth in a proxy shall be deemed to be a written proxy for purposes of any meeting of stockholders.

Section 9. List of Stockholders. A complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order and showing the address of each stockholder and the number of shares of capital stock with voting power held by each, shall be prepared by the officer in charge of the stock ledger of the corporation and shall be filed either at a place specified in the notice of such meeting within the city or town where such meeting is to be held, or if no such place is specified, at the place where such meeting is to be held, at least 10 days before such meeting. Such list shall at all times prior to the meeting during the usual hours of business, and during the whole time of said meeting, be open to examination and inspection of any stockholder.

Section 10. Inspectors of Election. The Board of Directors, or if the Board shall not have made the appointment, the chairman presiding at any meeting of stockholders, shall have power to appoint one or more persons to act as inspectors of election at such meeting or any adjournment thereof, but no person shall be appointed as an inspector of election at any meeting at which he is a candidate for the office of director. The inspectors of election shall decide upon the qualifications of voters, count the votes and declare the results.

Section 11. Action Without Meeting. Unless otherwise provided by law, the certificate of incorporation or these By-Laws, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken shall be signed by the holders of shares of the issued and outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of such capital stock entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented thereto in writing.

ARTICLE 3

BOARD OF DIRECTORS

Section 1. Number of Directors; Term of Office. The number of directors constituting the entire Board of Directors shall be the number fixed from time to time by a majority of the entire Board of Directors. Unless otherwise provided in the certificate of incorporation, the directors shall be elected annually and each director shall continue in office until his successor shall have been elected and qualified, until his death or until he shall resign or shall have been removed. As used in these By-Laws, the terms “entire Board of Directors” means the total authorized number of directors that the corporation would have if there were no vacancies. Directors need not be stockholders.

Section 2. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the affirmative vote of a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election of directors and until their successors are duly elected and shall qualify, unless sooner displaced.

Section 3. Removal. Any one or more of the directors may be removed, with or without cause, by the affirmative vote of the holders of a majority of the voting power of the issued and outstanding capital stock of the corporation.

Section 4. Resignation. A director may resign at any time by giving written notice to the corporation, addressed to the President or the Secretary. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein. Acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the notice.

Section 5. Powers. The business and affairs of the corporation shall be managed under the direction of its Board of Directors, which may exercise all powers of the corporation and do all lawful acts and things on behalf of the corporation as are not by statute, the certificate of incorporation or these By-Laws directed or required to be exercised or done by the stockholders. The Board of Directors shall have the power to determine the rights, powers, duties, rules and procedures that affect the power of the Board of Directors to direct the business and affairs of the corporation, including the power to designate and empower committees of the Board, to elect, appoint and empower the officers and other agents of the corporation, and to determine the date, time and place of, and the notice requirements for, Board meetings, as well as quorum and voting requirements for, and the manner of taking, Board action (in each foregoing case, except as otherwise provided in these By-Laws).

Section 6. Place of Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Georgia.

Section 7. Telephone Meetings. Members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of the Board or committee (as the case may be) by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 7 shall constitute presence in person at such meeting.

Section 8. Place of Telephone Meeting. Any meeting at which one or more of the members of the Board of Directors or of a committee designated by the Board of Directors shall participate by means of conference telephone or similar communications equipment shall be deemed to have been held at the place designated for such meeting, provided that at least one member is at such place while participating in the meeting.

Section 9. Conduct of Meeting. Every meeting of the Board of Directors shall be presided over by a director or officer designated by the Board of Directors or, if no such person is so designated, by the President or, in his absence, the Vice-President. In the absence of such officer or director and the President, a presiding officer of a meeting shall be chosen by a majority of the directors present thereat. The Secretary of the corporation shall act as secretary of the meeting, but in his absence the presiding officer of the meeting may appoint any person to act as secretary of the meeting. The secretary of the meeting shall keep minutes of the proceeding and report the same to the Board of Directors when required.

Section 10. Annual Meeting. The first meeting of each newly elected Board of Directors shall be held immediately following the meeting of stockholders at which such directors were elected, or at such date, time and place as may be fixed by the vote of the holders of a majority of the voting power of the capital stock present in person or represented by proxy at such meeting of stockholders. No notice of the annual meeting of the Board of Directors shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present at such meeting. In the event such meeting is not held immediately following such meeting of stockholders, or at the date, time and place so fixed by the stockholders, the meeting may be held at such date, time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

Section 11. Regular Meeting. Regular meetings of the Board of Directors shall be held without special notice on such date, at such time and at such place as shall be determined by the Board.

Section 12. Special Meeting. Special meetings of the Board of Directors may be called by the President, another officer authorized by the Board of Directors or, on the written request of not less than two directors, the Secretary. Notice of the date, time and place of each special meeting of the Board shall be given by or at the direction of the person or persons calling the meeting by mailing the same, first class United States mail, at least three days before the meeting or by telephoning, telegraphing or personally delivering the same at least one day before the meeting to each director; provided, however, that during an emergency, as defined in Section 13 of this Article 3, notice may be given only to such of the directors as it may be feasible to reach, and by such means as may be feasible, at the time, including publications or private or public electronic means. Unless required by law, the notice need not state the purposes of the meeting. Except as otherwise specified in the notice thereof, or as required by statute, the certificate of incorporation or these By-Laws, any and all business may be transacted at any special meeting of the Board.

Section 13. Quorum. Except during the existence of an emergency (as defined below), at any regular or special meeting of the Board of Directors a majority of the directors at the time in office (but not less than one-third of the entire Board of Directors)

shall constitute a quorum for the transaction of business. To the extent required to constitute a quorum at any meeting of the Board during an emergency, the officers of the corporation who are present shall be deemed, in order of rank and within the same rank in order of seniority, directors for such meeting. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum is present. No notice of any adjourned meeting need be given. At any such adjourned meeting at which there is a quorum, any business may be transacted which might have been transacted at the meeting originally called.

An “emergency” for the purpose of these By-Laws shall be any emergency resulting from an attack on the United States or on a locality in which the corporation conducts its business or customarily holds meetings of its Board or its stockholders, any nuclear disaster, any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board, a committee thereof or the stockholders cannot readily be convened for action.

Section 14. Voting. The action of a majority of the directors present at any meeting of the Board of Directors at which a quorum is present shall be the act of the Board of Directors, except as may be specifically provided otherwise by statute, the certificate of incorporation or these By-Laws.

Section 15. Committees of the Board. The Board of Directors, by resolution passed by a majority of the entire Board of Directors, may establish one or more committees of the Board. Each such committee shall consist of two or more of the directors of the corporation appointed by the Board of Directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. Each member of a committee of the Board of Directors shall serve at the pleasure of the Board.

Section 16. Procedures of Committees. Each committee of the Board of Directors shall fix its own rules of procedure, and shall meet where and as provided by such rules, the chairman of such committee or a majority of the members of such committee. The presence of a majority of the members of a committee shall be necessary to constitute a quorum for such committee unless otherwise provided by these By-Laws. In the absence or disqualification of a member or alternate member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or note he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Section 17. Powers of Committees. Any committee established by the Board of Directors, to the extent provided in the resolution or resolutions of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors to direct the management of the business and affairs of the corporation; provided, however, that no such committee shall have the power or authority to recommend to the stockholders the amendment of the certificate of incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution, amend these By-Laws or rescind or amend any action previously taken by the Board of Directors; provided further, that unless the resolution establishing such committee or the certificate of incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Section 18. Committee Minutes. Each committee of the Board of Directors shall keep regular minutes of its proceedings and report the same to the Board when required.

Section 19. Remuneration and Expenses. Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors or committees thereof. Directors who are not employees of the corporation or any of its subsidiaries or affiliates may be authorized by the Board of Directors to be paid a fixed sum for attendance at each meeting of the Board of Directors or a committee thereof, or a stated salary as a director or member of a committee of the Board.

Section 20. Action Without Meeting. Unless otherwise provided by law, the certificate of incorporation or these By-Laws, any action required or permitted to be taken at any annual, regular or special meeting of the Board of Directors or any committee thereof may be taken without a meeting, without prior notice and without a vote, if all members of the Board or committee (as the case may be) consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee (as the case may be).

ARTICLE 4

OFFICERS

Section 1. Election and Appointment. The Board of Directors, at its first meeting after each annual meeting of stockholders, shall elect such officers, with such titles and such designated powers and duties, as the Board may determine; provided, however, that at each such meeting the Board shall elect a President, a Vice President, and also shall elect a Secretary and a Treasurer. The Board of Directors may elect such other officers, and may appoint one or more Assistant Treasurers, Assistant Secretaries and such other officers and agents, as may appear to be necessary or advisable in the conduct of the affairs of the corporation. No officer need be a director. Any number of offices may be held by the same person.

Section 2. Term; Removal; Vacancies; Resignation. The officers of the corporation shall hold office until their successors are duly elected or appointed and shall qualify. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the entire Board of Directors. Any vacancy occurring in any office of the corporation may be filled by the Board of Directors for the unexpired portion of the term. Any officer may resign at any time by giving notice to the corporation addressed to the President or the Secretary. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein. Acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the notice.

Section 3. Duties. The officers shall have such powers and perform such duties as are prescribed in these By-Laws or, in the case of an officer whose powers and duties are not so prescribed, as may be assigned to him by the Board of Directors or delegated to him by or through the President.

Section 4. President. The President, subject to the Board, shall be in general and active charge, control and supervision over the management and direction of the business, property and affairs of the corporation. He shall keep the Board fully informed, and shall freely consult the Board, concerning the business of the corporation.

Subject to these By-Laws, the President shall have authority to:

a. appoint or approve the appointment of employees to various posts and positions in the corporation bearing titles designated or approved by him, and prescribe the authority and duties of such employees, which may include the authority to appoint subordinates to various other posts and positions;

b. remove or approve the removal of employees so appointed; and

c. sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, notes, debentures, stock certificates, contracts, agreements, licenses, assignments, guarantees, leases, reports and other documents and instruments, except where the signing or execution thereof by some other officer or employee of the corporation shall be expressly authorized and directed by law, the Board or these By-Laws. Unless otherwise provided by law, the Board or these By-Laws, he may authorize in a writing filed with the Secretary any officer, employee or agent of the corporation to sign, execute and acknowledge, on behalf of the corporation and in his place and stead, any or all such documents and instruments.

The President shall have such other authority and perform such other duties as are incident to the office of President or as may be prescribed by the Board of Directors or these By-Laws.

In the absence or disability of the President, or in case of an unfilled vacancy in that office, the duties thereof shall be performed, and the powers thereof shall be exercised, by another officer designated by the Board, or if there is no such designation by another elected officer determined by the order in which the officers of the corporation were listed in their election.

Section 5. Vice Presidents. Each Vice President (if the Board of Directors has established such office) shall have such powers and perform such duties as may be assigned to him by the Board, delegated to him by the President, prescribed by these By-Laws or incident to his office.

In addition, each Vice President (if the Board of Directors has established such respective office) shall have authority to sign, execute and acknowledge on behalf of the corporation, all deeds, mortgages, bonds, notes, debentures, contracts, agreements, licenses, assignments, guarantees, leases, reports and other documents and instruments, except where the signing or execution thereof by some other officer or employee shall be expressly authorized and directed by law, the Board, the President or these By-Laws.

Section 6. Secretary. The Secretary shall:

a. attend and keep the minutes of all meetings of the stockholders, the Board of Directors, and such committees of the Board as the Board may direct;

b. have custody of the corporate seal and all corporate records (including transfer books and stock ledgers), contracts, papers, instruments, documents and books of the corporation except those required to be kept by another officer of the corporation;

c. sign on behalf of the corporation stock certificates, and such other documents, certificates and instruments as require his signature when approved in accordance with these By-Laws;

d. attest to the signature of officers, employees and agents of the corporation, and affix the corporate seal to documents of the corporation;

e. ensure that notices are given and records and reports are properly kept and filed by the corporation as required by law or these By-Laws; and

f. have such other powers and perform such other duties as may be assigned to him by the Board, delegated to him by the President, prescribed by these By-Laws or incident to the office of Secretary.

Section 7. Treasurer. The Treasurer shall:

a. have responsibility for the custody and safekeeping of all funds and securities of the corporation;

b. receive and sign receipts for all moneys paid to the corporation and shall deposit the same in the name and to the credit of the corporation in authorized banks or depositories;

c. endorse for collection on behalf of the corporation all checks, drafts, notes and other obligations payable to it;

d. disburse the funds of the corporation upon proper vouchers or other proper authority and under such rules and regulations as the Board may adopt;

e. keep full and accurate accounts of the transactions of his office in books belonging to the corporation;

f. render as the Board may direct an account of the transactions of his office;

g. sign on behalf of the corporation stock certificates, and such other documents, certificates and instruments as require his signature when approved in accordance with these By-Laws; and

h. have such other powers and perform such other duties as may be assigned to him by the Board, delegated to him by the President, prescribed by these By-Laws or incident to the office of Treasurer.

Section 8. Controller. The Controller (if the Board of Directors has established such office) shall:

a. have custody and charge of the corporation’s books of account, except those required by the Treasurer in keeping records of the work in his office;

b. have supervision of such subsidiary accounting records as may be kept in locations other than his office;

c. have access to all books of account and records, including the Secretary’s and the Treasurer’s records, for purpose of audit and for obtaining information necessary to verify or complete the records of his office;

d. have the responsibility for processing vouchers for payment by the Treasurer;

e. make periodic audits of all funds and securities of the corporation; and

f. have such other powers and perform such other duties as may be assigned to him by the Board, delegated to him by the President, prescribed by these By-Laws or incident to the office of Controller.

Section 9. Assistant Secretaries. Assistant Secretaries (if the Board of Directors has established such office), in the order of their seniority unless otherwise determined by the Board, shall assist the Secretary in the performance of his duties and the exercise of his powers. In the absence or disability of the Secretary, such Assistant Secretary shall perform the duties and exercise the powers of the Secretary. Each Assistant Secretary shall have such other powers and perform such other duties as may be assigned to him by the Board, delegated to him by the President or prescribed by these By-Laws.

Section 10. Assistant Treasurers. The Assistant Treasurers (if the Board of Directors has established such office), in the order of their seniority unless otherwise determined by the Board, shall assist the Treasurer in the performance of his duties and the exercise of his powers. In the absence or disability of the Treasurer, such Assistant Treasurer shall perform the duties and exercise the powers of the Treasurer. Each Assistant Treasurer shall have such other powers and perform such other duties as may be assigned to him by the Board, delegated to him by the President or prescribed by these By-Laws.

ARTICLE 5

INDEMNIFICATION

Section 1. Actions Other Than by or in the Right of the Corporation. The corporation shall indemnify every person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 2. Actions By or in the Right of the Corporation. The corporation shall indemnify every person who is or was a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of Delaware or such other court shall deem proper.

Section 3. Right of Indemnification. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article 5 or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

Section 4. Determination of Right of Indemnification. Any indemnification under Sections 1 and 2 of this Article 5 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such Sections. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or, if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the stockholders.

Section 5. Prepaid Expenses. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

Section 6. Other Rights and Remedies. The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article 5 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors of the corporation, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

Section 7. Insurance. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article 5.

Section 8. Rights of Heirs, Executors and Administrators. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 5 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent of the corporation and shall inure to the benefit of the heirs, executors and administrators of such person.

ARTICLE 6

CAPITAL STOCK

Section 1. Right to Certificate, etc. Every holder of stock in the corporation shall be entitled to have a certificate in such form as the Board of Directors shall approve, signed by, or in the name of the corporation by, the President or a Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant

Secretary, certifying the number of shares of the capital stock of the corporation owned by him. If the corporation issues more than one class of stock or more than one series of any class, there shall be set forth on the face or back of each certificate issued a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the corporation and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 2. Facsimile Signature. Any of or all the signatures on the certificate referred to in Section 1 of this Article 6, and the corporate seal, may be a facsimile, and may be engraved, stamped or printed. In the event that any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 3. Lost or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates representing shares of capital stock of the corporation to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as the Board shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed or the issuance of such new certificate.

Section 4. Transfers. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares of capital stock of the corporation duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 5. Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, to express consent to corporate action in writing without a meeting, to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of capital stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. Only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting, to give such consent, to receive such dividend or other distribution or allotment of rights, to exercise such rights, or to take such other lawful action, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board of Directors may fix a new record date for such adjourned meeting.

Section 6. Rights of the Corporation. The name and address of the holder of each certificate representing shares of capital stock of the corporation, the number of shares of such capital stock represented thereby, and the date of issuance thereof shall be recorded in the corporation’s books and records. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares of capital stock of the corporation to receive dividends and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of such shares, and shall not be bound to recognize an equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE 7

MISCELLANEOUS

Section 1. Dividends. Dividends upon shares of the capital stock of the corporation, subject to any restrictions of the certificate of incorporation, may be declared by the Board of Directors. Dividends may be paid in cash, in property or in shares of capital stock of the corporation, subject to the provisions of the certificate of incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation. The directors may modify or abolish any such reserve in the manner in which it was created.

Section 2. Voting of Stocks. Unless otherwise ordered by the Board of Directors, the President, each Vice President and any other officer designated by the Board shall have full power and authority, on behalf of the corporation, to consent to or approve of any action by, and to attend, act and vote at any meeting of stockholders of, any company in which the corporation may hold shares of stock or other interests. In giving such consent or approval or at any such meeting, each such officer shall possess and may exercise any and all rights and powers incident to the ownership of such shares or interests and which as the holder thereof the corporation might possess and exercise if personally present, and may exercise such power and authority through the execution of proxies or may delegate such power and authority to any other officer, agent or employee of the corporation.

Section 3. Transactions with the Corporation. No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

a. the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;

b. the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

c. the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof, or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 4. Reliance on Records. Each director and officer shall in the performance of his duties be fully protected in relying in good faith upon the books of account and other records of the corporation and statements prepared by any of its officers, or by an independent public accountant, or by an appraiser selected with reasonable care by the Board of Directors.

Section 5. Inspection of Books. The directors shall determine from time to time whether, and to what extent, at what times and places and under what conditions and regulations, the accounts and other books and records of the corporation (except such as may by statute be specifically open to inspection) shall be open to the inspection of the stockholders, and the stockholders’ rights in this respect are and shall be restricted and limited accordingly.

Section 6. Ratification. Any transaction questioned in any stockholders’ derivative suit on the ground of lack of authority, defective or irregular execution, adverse interest of any director, officer or stockholder, nondisclosure, miscomputation, or the application of improper principles or practices of accounting may be ratified before or after judgment by the Board of Directors, or by the stockholders in case less than a quorum of directors is qualified to act in such manner. If so ratified, such transaction shall have the same force and effect as if it had been originally duly authorized, and such ratification shall be binding upon the corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

Section 7. Type of Notice. Notices to directors and stockholders shall be in writing and delivered personally or by first class United States mail to the directors or stockholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given when mailed. Notice to directors also may be given personally, by telegram or otherwise as provided in these By-Laws.

Section 8. Waiver of Notice. Whenever any notice is required to be given under the provisions of any law, the certificate of incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto. No notice need be given to any person with whom communication is made unlawful by any law of the United States or any rule, regulation, proclamation or executive order issued under any such law.

Section 9. Fiscal Year. The fiscal year of the corporation shall begin on January 1 of each year, unless otherwise determined by the Board of Directors.

Section 10. Corporate Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Kimberly-Clark Technical Products, Inc.” The seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced or otherwise.

Section 11. Amendments. These By-Laws may be altered, amended or repealed by the stockholders or the Board of Directors.